EXHIBIT 24


                           POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that the undersigned hereby authorizes, designates and appoints Lindsay K. Blackwood and Elizabeth C. Restivo, and each of them, his true and lawful attorney-in-fact and agent to sign and file with the Securities and Exchange Commission on his behalf with respect to the ownership of, or transactions in, securities of The Brink's Company, any report, statement or form (including Form 3, Form 4 and Form 5, and any amendments thereto), and to do any and all acts and things for purposes of complying with
Section 16 of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder; and the undersigned does hereby ratify and confirm all that each of said attorneys shall do or cause to be done by virtue hereof.

     The authorization contained herein shall continue in effect until revoked in writing or without notice upon termination of the attorney-in-fact and agent's employment with The Brink's Company and any affiliate thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of February 22, 2013.



                                           /s/ McAlister C. Marshall, II
                                         ---------------------------------
                                               McAlister C. Marshall, II